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                                                                   EXHIBIT 10.32

                       THIRD AMENDMENT TO LOAN DOCUMENTS


         THIS THIRD AMENDMENT TO LOAN DOCUMENTS (this "Amendment"), made as of the 30th day of September 1998, is between BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation ("Borrower") and KEYBANK NATIONAL ASSOCIATION, a national banking association ("Lender").

                                R E C I T A L S:

         1. Lender has made a loan (the "Revolving Loan") to Borrower, which Revolving Loan is evidenced and/or secured by (1) a Promissory Note (the "Note") dated as of October 31, 1996 in the stated principal amount of $800,000.00 executed by Borrower and payable to the order of Lender, and (2) a Guaranty (the "Guaranty") dated as of October 31, 1996, executed by Fred Birner, Mark Birner and Dennis Genty (collectively, the "Guarantors") securing payment of the Note, and (3) by a Security Agreement (the "Security Agreement") dated as of October 31, 1996 from Borrower for the benefit of Lender also securing payment of the Note, and (4) by a Credit Agreement (the "Credit Agreement") dated as of October 31, 1996 between Borrower and Lender, and (5) by certain other documents or instruments (the Note, the Security Agreement, the Credit Agreement and such other documents and instruments, as same may from time to time be amended or replaced, are sometimes collectively referred to herein as the "Loan Documents"). The Revolving Loan was modified by a Second Amendment to Loan Documents dated November 18, 1997 (the "Second Amendment") amending the terms and conditions of the Credit Agreement, Security Agreement and other Loan Documents to increase the amount of the Revolving Loan to $10,000,000.

         2. Lender also made a loan to Borrower in the principal amount of Two Million and No/100 Dollars ($2,000,000.00) (the "Term Loan"), as evidenced by that certain Promissory Note dated September 3, 1997 (the "Term Note") executed and delivered to Lender by Borrower, together with that certain First Amendment to Loan Documents dated September 3, 1997 (the "First Amendment") amending the terms and conditions of the Loan Documents to incorporate the Term Loan. The Term Loan has been paid in full and the Term Note canceled pursuant to the Second Amendment.

         3. Borrower and Lender desire to further amend the terms and conditions contained in the Credit Agreement, Security Agreement, and other Loan Documents to modify the Borrowing Base from which the outstanding balance of the Revolving Loan is calculated.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

         1. CREDIT AGREEMENT AMENDMENTS. The Credit Agreement is amended as follows:

                  1. The following definition set forth in Article I of the Credit Agreement shall be revised as follows:

         "BORROWING BASE" means, at any applicable date of determination, three
(3) times Consolidated EBITDA of the Borrower for the previous twelve (12) month period.

                  b. Section 5.4(d) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

                  "(d) Within forty (40) days after the end of each month, the Borrower shall deliver to Lender (x) a borrowing base certificate in the form of Exhibit D hereto (the "Borrowing Base Certificate") detailing the Borrower's Consolidated EBITDA as of the last day of such month, and (y) an Acquired Practice Obligation report, detailing any Acquired Practice Obligations incurred in the previous month, each of which shall be certified as complete and correct on behalf of the Borrower by the chief executive officer, chief financial officer, controller or other Authorized Officer of the Borrower, respectively. If the Borrower fails to deliver any such Borrowing Base Certificate within forty-five (45) days after the end of such month, then the Borrowing Base shall be deemed to be $0 until such time as the Borrower delivers such required Borrowing Base Certificate."


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                  c. The Borrowing Base Certificate referred to in Section
5.4(d) of the Credit Agreement and attached thereto as Exhibit D shall be replaced in its entirety with the Borrowing Base Certificate attached hereto as Exhibit D.

                  d. Section 6.14 of the Credit Agreement with respect to Consolidated Acquisition Expenditures shall be deleted in its entirety.

         2. OTHER LOAN DOCUMENT AMENDMENTS. Each of the other Loan Documents are amended to reflect and to incorporate the amendment to the Credit Agreement as set forth above.

         3. DOCUMENT RATIFICATION. Except as set forth in Paragraphs 1 and 2 above, all of the terms and conditions contained in the Credit Agreement, the Security Agreement and other Loan Documents shall remain the same and in full force and effect, and are ratified, reaffirmed and republished as of the Closing Date.

         4. REPRESENTATION OF BORROWER. Borrower hereby confirms that, as of the date hereof, (i) Borrower is in compliance with each of the representations, warranties and covenants of Borrower set forth in the Loan Documents, (ii) no Event of Default exists under the Loan Documents and (iii) no fact or condition exists, which with the passage of time and/or giving of notice, would constitute an Event of Default under the Loan Documents.

         5. ACKNOWLEDGMENT OF PARTIES. Borrower and Lender acknowledge and agree that as of the date hereof, there are no known claims or defaults by either party against the other, nor are there any existing covenant violations arising from or under the Credit Agreement.

         6. CONTROLLING LAW. The terms and provisions of this Amendment shall be construed in accordance with and governed by the laws of the State of Colorado.

         7. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

         8. CAPTIONS. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof, rather, they are intended for purposes of convenience only.

         9. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Amendment may be detached from any counterpart of this Amendment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Amendment identical in form hereto but having attached to it one or more additional signature pages.


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.



                                    LENDER:

                                    KEYBANK NATIONAL ASSOCIATION


                                    By:      Michelle Bushey
                                       -----------------------------------------
                                       Title: Vice President
                                              ----------------------------------


                                    BORROWER:

                                    BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation


                                    By:   /s/ Dennis N. Genty
                                       ----------------------------------------
                                       Title: Chief Financial Officer
                                              ---------------------------------


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